
Welcome
Summit
FINANCIAL GROUP
2014 Annual Meeting
of Shareholders



Welcome & Introductions

Oscar M. Bean, Chairman of the Board

In Tribute



George R. Ours, Jr., who retires this year, served as a Director and Vice-Chairman of the Summit Financial Group, Inc. Board for the past 14 years. He was instrumental in the merger of South Branch Valley Bancorp, Inc. (Summit Financial Group, Inc.) and Potomac Valley Bank.

He served as a Director of Potomac Valley Bank from 1974 to 2001 and was Chairman of the Board from 1995 to 2001. His tenure as Vice-Chairman of the Summit Community Bank Board started in 2001 and he also served as a member of the Board's Executive Committee.

The knowledge and experience George so willingly shared, along with his time and enthusiasm, has been invaluable to the success of Summit Financial Group.

We express our sincere gratitude for his years of exemplary service and leadership.



Approval of Minutes - 2013 Annual Meeting



Financial & Performance Overview

H. Charles Maddy, III, President & CEO

Forward Looking Statements

This presentation contains information that constitutes forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may

Forward Looking Statements

differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; changes in the national and local economy; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and the ability to successfully complete and integrate acquisitions. We undertake no obligation to revise these statements following the date of this presentation.



To Customers

In person. Online. Mobile. Today's customers – both business and individuals – expect a lot. Summit meets this challenge with a range of products and services that are flexible and adaptable. We strive to provide 'Service Beyond Expectations'. Our high customer satisfaction level is evidence we understand and appreciate what customers look for in their bank.

To the Community

You don't have to look far to find Summit. We're on the little league field and at the school improvement council meetings. We're on stage at the local theater production and on the boards of local civic organizations. Wherever you turn, Summit is giving time, energy, and financial support to making our communities great places to live and work.

To Shareholders

Staying connected to our shareholders is vital to success. Accessibility to senior management and the board ensures your feedback and input is always welcome, always heard. We also look to shareholders to help keep us informed on how to maintain and bolster our profile and reputation within each of our markets.

To The Future

Exceptional people and exceptional services demand the best tools and resources. Summit continues to invest in state-of-the-art technology, which will enhance customer and product service. We embrace innovative technology – providing you with the most modern services through various tools – your mobile phone, your computer, your tablet, or at the ATM across the state or across the country.



Our Business Model…

- Hire the best and brightest … hold them accountable and reward them for results
- Local decision making
- Emphasize asset quality
- Emphasize efficiency
- Emphasize profitability
- Revenue diversity
- Opportune expansion when it makes sense



Our Footprint…

Strength
VISION
Prosperity

15

Banking Offices
in West Virginia
and
Northern Virginia



WEST VIRGINIA
VIRGINIA
Martinsburg
Moorefield
Petersburg
Mathias
Franklin
Winchester
Leesburg
Warrenton
Charleston
Harrisonburg
Rupert
Rainelle

Our Growth…



$2,000
$1,600
$1,200
$800
$400
$0
10 Year CAGR = 5.8%
$ Millions
$791
$889
$1,110
$1,235
$1,436
$1,627
$1,585
$1,478
$1,450
$1,387
$1,386
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013



2013: A Year of Significant Progress

- **Improved profitability:** net income applicable to common shares was $7.3 million, or $0.84 per share, for 2013 compared to $4.9 million, or $0.60 per share, for 2012;
- **Improved net interest margin:** increased 3 basis points;
- **Improved credit trends:** resulted in continued reductions in the provisions to our loan loss reserves (decreasing $4.0 million or 47%); write-down of foreclosed properties (decreasing $3.2 million or 46% and impairment charges on our securities (decreasing $333,000 or 74%); Nonperforming assets (NPAs) as of Q4 2013 have declined for eight consecutive quarters to their lowest level since Q4 2008;

2013: A Year of Significant Progress

- **Stable overhead costs:** remaining very well-controlled;
- **Improved capital position:** our leverage capital ratio is now at its highest level in 7 years and our total risk-based capital ratio is at its highest level in 13 years, both well in excess of regulatory requirements for "well-capitalized" institutions;
- **Loan growth a challenge:** loan balances declined 0.6% in 2013, however achieved 2.5% growth in Q1 2014.

Full Year 2013 Financial Performance

$ in Millions, except EPS	2013	2012	2011
Net income applicable to common shares	$7.3	$4.9	$3.7
Diluted EPS	$0.84	$0.60	$0.49
Loan Loss Provision	$4.5	$8.5	$10.0
Securities Impairment Charges	$0.1	$0.5	$2.6
Writedowns of Foreclosed Properties	$3.7	$6.9	$6.7
Nonperforming Assets / Total Assets	5.22%	6.77%	8.04%
Loan Loss Reserve / Loans	1.33%	1.88%	1.80%
Net Charge-offs / Avg Loans	1.02%	0.85%	0.96%
Net Interest Margin	3.22%	3.19%	3.08%



Q1 2014 Financial Performance

$ in Millions, except EPS	1Q 2014	4Q 2013	1Q 2013
Net income applicable to common shares	$2.2	$2.6	$1.6
Diluted EPS	$0.25	$0.29	$0.19
Loan Loss Provision	$1.0	$1.0	$1.5
Securities Impairment Charges	$0.00	$0.00	$0.05
Writedowns of Foreclosed Properties	$0.9	$0.6	$0.9
Nonperforming Assets / Total Assets	4.92%	5.22%	6.54%
Loan Loss Reserve / Loans	1.14%	1.33%	1.77%
Net Charge-offs / Avg Loans (annualized)	1.08%	0.58%	1.00%
Net Interest Margin	3.33%	3.24%	3.23%



Asset Quality



9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
1.70%
5.79%
6.78%
1.94%
2.14%
6.24%
0.96%
5.33%
8.04%
0.85%
3.96%
6.77%
1.02%
1.99%
5.22%
1.08%
1.74%
4.92%
2009
2010
2011
2012
2013
Q1 2014
Net Charge-offs / Loans
Nonperform Loans / Loans
Nonperform Assets / Assets



Current Capital Levels

Summit Community Bank's Regulatory Capital

As of March 31, 2014:

- **Total Capital Ratio = 15.6%**

  → $57 million surplus

- **Tier I Capital = 14.5%**

  → $86 million surplus

- **Tier I Leverage Capital = 10.6%**

  → $77 million surplus

** As percent of risk-based assets*

*** As percent of average assets*



"Well-Capitalized"
Surplus
(in Millions)
$160
$120
$80
$40
$0
$57
$101
$86
$61
$77
$70
Total Capital*
Tier I Capital*
Tier I Leverage**

Strategies for 2014

- Restoration of asset quality remains job #1; continue to manage problem assets through a combination of problem loan workouts, charge-offs and asset sales;
- Emphasis on quality loan growth to improve margins and net interest income;
- Emphasis on core deposit growth to enhance franchise value;
- Keep overhead low and efficiency high;
- Maintain approximate asset size and capital levels.



Summit's Peer Group[1]

FY 2013

$ in Millions	Ticker	Assets	ROAA	ROAE
Monarch Fin'l Holdings	MNRK	$1,017	1.17%	13.11%
C & F Financial Corp.	CFFI	$1,312	1.35%	13.39%
First United Corp	FUNC	$1,334	0.48%	6.45%
Hampton Roads Bnkshrs	HMPR	$1,950	0.29%	3.13%
American National Bnkshrs	AMNB	$1,308	1.20%	9.52%
Middleburg Financial Corp	MBRG	$1,228	0.51%	5.40%
Premier Financial Bancorp	PFBI	$1,100	1.19%	8.98%
Community Bnkrs Trust	ESXB	$1,090	0.53%	5.22%
Eastern Virginia Bnkshrs	EVBS	$1,027	(0.25)%	(2.21)%
Washington First Bankshares	WFBI	$1,128	0.60%	6.01%

[1] Ten area publicly-traded bank holding companies closest in asset size to Summit



How Summit Compares

FY 2013 $ in Millions	Summit	Peer Average
Total Assets	$1,386	$1,249
Return on Avg Assets	0.58%	0.71%
Return on Avg Equity	7.38%	6.90%
Net Interest Margin	3.22%	3.81%
Efficiency Ratio	56.78%	72.14%
NPA / Assets	5.22%	1.79%
Net Charge-off's / Avg Loans	1.02%	0.57%

SMMF Stock Price



SMMF Stock Price
(per common share)
$ 12.00
$ 10.00
$ 8.00
$ 6.00
$ 4.00
$ 2.00
$ 0.00
DEC 31 2009
DEC 31 2010
DEC 31 2011
DEC 31 2012
FEB 28 2014



How Summit Compares

	Summit	Peer Average
Price[1] / LTM Earnings	12.1x	13.4x
Price[1] / Tangible Book Value	82.0%	118.0%

1 – 30 Day Average Market Data ending 5/13/2014

Let's Hear From You

Q&A